UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2003 (January 21, 2003)

RESORTQUEST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14115	62-1750352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

530 Oak Court Drive
Suite 360
Memphis, TN	38117
(Address of Principal Executive Offices)	(Zip Code)

(901) 762-0600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure
ITEM 7. Financial Statements and Exhibits.
SIGNATURE
RESORTQUEST - PRESS RELEASE 01/21/03

ITEM 5. Other Events and Regulation FD Disclosure

(a) RESORTQUEST INTERNATIONAL TO MOVE CORPORATE HEADQUARTERS TO FLORIDA

(i)	On January 21, 2003, ResortQuest International, Inc. announced that the Company will move its headquarters to Destin, Florida. See press release attached.

ITEM 7. Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press release dated January 21, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESORTQUEST INTERNATIONAL, INC.

Date: January 23, 2003	By:	/s/ J. Mitchell Collins
		Name:	J. Mitchell Collins
		Title:	Executive Vice President and Chief Financial Officer